Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Enhanced Municipal Value Fund
811-22323


The annual meeting of shareholders was held in the offices of Nuveen Investments on August 5, 2014 for the above-referenced fund; at this meeting the shareholders were asked to vote to approve a new investment management agreement, to approve a new sub-advisory agreement and to elect Board Members.


The results of the shareholder votes
are as follows:

<c> Common shares

To approve a new investment
management agreement


   For
           8,558,294
   Against
              286,737
   Abstain
              252,272
   Broker Non-Votes
           2,766,795
      Total
         11,864,098


To approve a new sub-advisory
agreement


   For
           8,515,615
   Against
              307,279
   Abstain
              274,409
   Broker Non-Votes
           2,766,795
      Total
         11,864,098



Proxy materials are herein incorporated by reference to the SEC filing under Conformed Submission Type DEF 14A, accession number 0001193125-14-236561, on June 16, 2014.